UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices, including zip code)

(855) 294-3800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eric Seeton as Chief Financial Officer

On September 14, 2015, API Technologies, Inc. (the “Company”) announced that Eric Seeton was appointed as Chief Financial Officer, effective September 8, 2015.

Mr. Seeton, age 43, was previously Business Unit Finance Director for the radio frequency and microwave business unit within Analog Devices, Inc. (“Analog Devices”). Prior to Analog Devices, Mr. Seeton served as the Director of Corporate Finance for Hittite Microwave Corp. from July 2011 until its acquisition by Analog Devices in July 2014. From May 2006 to July 2010, Mr. Seeton served in a variety of roles at Johnson & Johnson, including as Manager of Financial Planning & Analysis and Operations Finance Manager. From July 2010 until July 2011, Mr. Seeton also served as the Co-Owner of Seeton Company, L.L.C., an online and retail consumer products company. Mr. Seeton is a Certified Public Accountant licensed in the state of North Carolina (inactive). He holds a B.S. degree in Accounting from Bentley College (now Bentley University) and an M.B.A. from Cornell University.

The Company and Mr. Seeton entered into an employment letter agreement dated August 12, 2015, that was effective as of September 8, 2015 (the “Effective Date”). The material terms of the employment letter agreement, including the compensation that Mr. Seeton will receive, are summarized below.

•	At-will Employment: Mr. Seeton’s employment with the Company is at-will. Either party may terminate the agreement for any reason.

•	Cash Compensation: Mr. Seeton will be paid an annual base salary of $225,000. He will have the opportunity to earn an annual target cash incentive bonus. His target cash incentive bonus will be 40% of his base salary. The cash incentive bonus will be based on achievement of performance goals as established by the Compensation Committee of the Board of Directors for the applicable year. For the fiscal year ending November 30, 2015, Mr. Seeton will be entitled to a minimum $30,000 cash incentive bonus.

•	Equity Incentive Signing Bonus: The Compensation Committee will award Mr. Seeton the following equity incentives, each subject to the terms and conditions of the Company’s Amended and Restated 2006 Equity Incentive Plan, filed as Exhibit 10.16 to the Company’s Form 10-K filed February 9, 2012:

•	Restricted stock units representing 31,381 shares of the Company’s common stock, which shall vest and be paid on the earliest of (a) three years from the Effective Date following annual equal vesting, over the three year period; (b) the date the Company terminates Mr. Seeton other than for Cause (as defined below); or (c) the date on which Mr. Seeton resigns for Good Reason (as defined below); and

•	Options to purchase 100,000 shares of the Company’s common stock, which will vest and become fully exercisable on the earliest of (a) three years from the Effective Date following annual equal vesting, over the three year period; (b) the date the Company terminates Mr. Seeton other than for Cause; or (c) the date on which Mr. Seeton resigns for Good Reason.

•	Benefits: The Company has agreed to provide and pay for basic life insurance and accidental death and dismemberment insurance coverage as well as medical and dental insurance for Mr. Seeton and his covered dependents. Mr. Seeton will also be eligible to participate in the Company’s other benefit plans available to full-time employees.

•	Severance Benefits: Mr. Seeton will be entitled to severance benefits in connection with an involuntary termination within 24 months of a Change in Control (as defined below), termination by the Company without Cause, or termination as a result of resignation for Good Reason. Such severance benefits include continuation of payment of Mr. Seeton’s base salary for a period of six months and will be paid in consideration of Mr. Seeton signing a release in favor of the Company. In the event of a termination in connection with a Change in Control, Mr. Seeton also will be entitled to a prorated portion of any incentive bonus that he would have earned had he remained employed for the full performance period.

“Cause” includes, without limitation, material acts of dishonesty, conviction of a felony or a misdemeanor involving an act of moral turpitude, gross or willful misconduct, failure to discharge the duties of employment, and any material breach by Mr. Seeton of the employment letter agreement or the Company’s confidentiality agreement.

A “Change in Control” includes the occurrence of events such as: any person becoming the beneficial owner of 50% or more of the Company’s outstanding common stock, the consummation of a plan of reorganization, merger, or consolidation, and a sale of all or substantially all of the Company’s assets.

“Good Reason” includes, without limitation, the occurrence of events such as the assignment or reduction of any of Mr. Seeton’s duties resulting in a material diminution of authority, a material change in the geographic location of where Mr. Seeton is required to work, and any material breach by the Company of the employment letter agreement.

The foregoing description of the employment letter agreement with Mr. Seeton does not purport to be complete and is qualified in its entirety by reference to the full text of the employment letter agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Seeton, or members of his immediate family had or will have a direct or indirect material interest, other than the officer compensation arrangements described above. There are no arrangements or understandings between Mr. Seeton and any person, other than the directors and officers of the Company acting as such, pursuant to which he was selected as an officer or director. There are no family relationship between Mr. Seeton and any director or executive officer of the Company.

In connection with the appointment of Mr. Seeton, Claudio Mannarino will transition into another position at the Company.

The press release announcing Mr. Seeton’s appointment is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Letter Agreement, dated August 12, 2015 and effective as of September 8, 2015, by and between API Technologies, Inc. and Eric Seeton.

99.1	Press release, dated September 14, 2015, entitled “API Technologies Appoints New Chief Financial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API TECHNOLOGIES CORP.

By:	/s/ Robert Tavares
Name: Robert Tavares
Title: President and Chief Executive Officer

Date: September 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Letter Agreement, dated August 12, 2015 and effective as of September 8, 2015, by and between API Technologies, Inc. and Eric Seeton.

99.1	Press release, dated September 14, 2015, entitled “API Technologies Appoints New Chief Financial Officer.”